UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 24, 2015

Sibannac, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-122009	33-0903494
(Commission File Number)	(IRS Employer Identification No.)

9235 Bell Flower Way Highlands Ranch, CO 80126

(Address of principal executive offices and zip code)

720-525-4981

 (Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On August 24, 2015, Sibannac, Inc. (“the Company”) and Rimrock Insurance Consulting, Inc. (“Rimrock”) and National PEO, LLC (“National”) and Nexus Partners Insurance, LLC ("Nexus") entered into a Service and Strategic Partnership Agreement (“the Agreement.”).

National is in the business of providing PEO and ASO personnel and human resources back office services (collectively "Back Ofice Services"); National is related to Nexus, which brokers commercial insurance.

National and Nexus desire to provide such services to marijuana related businesses, including hemp and marijuana agribusiness clients of Sibannac and Rimrock (collectively "S/R") and S/R desire to enter into a contract with National and Nexus to obtain such services for their MRB clients.

This is a developing business, and does not yet have a significant client base. Revenues will be shared under a complex formula embodied in the contract.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description

10.1	Service and Strategic Partnership Agreement

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SIBANNAC, INC.

By:	/s/ Paul Dickman
Paul Dickman, Chief Executive Officer

Date:	September 16, 2015